UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

THE WENDY’S COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dave Thomas Blvd., Dublin, Ohio		43017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 764-3100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 24, 2012, the stockholders of The Wendy’s Company (the “Company”) approved amendments to the Company’s Certificate of Incorporation (the “Charter Amendments”) to give holders of record of at least 20% in voting power of the Company’s outstanding capital stock the ability to request that a special meeting of stockholders be called, subject to the notice, information and other requirements set forth in the Charter Amendments.

The foregoing description of the Charter Amendments is qualified in its entirety by reference to the Company’s Restated Certificate of Incorporation, which was filed with the Secretary of State of the State of Delaware on May 24, 2012 and is attached hereto as Exhibit 3.1 and incorporated herein by reference.

On May 24, 2012, effective simultaneously with the effectiveness of the Charter Amendments, the Board of Directors of the Company adopted corresponding amendments to the Company’s By-Laws. The Company’s By-Laws (as amended and restated through May 24, 2012) are attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 24, 2012, the Company held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders: (i) elected each of the thirteen director nominees; (ii) approved the Charter Amendments described in Item 5.03 above; (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2012; and (iv) approved an advisory resolution on executive compensation. A description of each proposal voted on at the meeting, and the voting results for each such proposal, are set forth below.

The proposal to elect each of the thirteen nominees to serve as a director of the Company until the Company’s next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal, was approved, with each nominee receiving the affirmative vote of a majority of the votes cast with respect to such nominee’s election. Voting results with respect to each nominee are set forth in the following table. There were 63,104,972 broker non-votes as to this proposal.

Nominee	Votes For	Votes Withheld
Nelson Peltz	275,069,280	17,774,500
Peter W. May	277,584,317	15,259,463
Emil J. Brolick	287,679,336	5,164,444
Clive Chajet	284,822,742	8,021,038

Edward P. Garden	277,660,906	15,182,874
Janet Hill	286,565,907	6,277,873
Joseph A. Levato	285,410,254	7,433,526
J. Randolph Lewis	287,374,326	5,469,454
Peter H. Rothschild	286,727,720	6,116,060
David E. Schwab II	283,079,205	9,764,575
Roland C. Smith	279,041,782	13,801,998
Raymond S. Troubh	282,758,769	10,085,011
Jack G. Wasserman	286,129,133	6,714,647

The proposal to approve amendments to the Company’s Certificate of Incorporation to give stockholders the ability to call special meetings was approved by the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting. With respect to this proposal, there were 248,587,589 votes for, 43,860,796 votes against, 395,395 abstentions and 63,104,972 broker non-votes.

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2012 was approved by the affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. With respect to this proposal, there were 351,292,414 votes for, 4,061,149 votes against, 595,189 abstentions and no broker non-votes.

The proposal to approve an advisory resolution on executive compensation was approved by the affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. With respect to this proposal, there were 284,526,815 votes for, 7,236,066 votes against, 1,080,899 abstentions and 63,104,972 broker non-votes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of The Wendy’s Company, as filed with the Secretary of State of the State of Delaware on May 24, 2012.

3.2	By-Laws of The Wendy’s Company (as amended and restated through May 24, 2012).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: May 25, 2012	By:	/s/ Dana Klein
Dana Klein
Senior Vice President – Corporate and Securities Counsel, and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of The Wendy’s Company, as filed with the Secretary of State of the State of Delaware on May 24, 2012.

3.2	By-Laws of The Wendy’s Company (as amended and restated through May 24, 2012).

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